UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
--------------------

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

            October 25, 2017
Date of Report
(Date of earliest event reported)

Access National Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-49929	82-0545425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

           1800 Robert Fulton Drive, Suite 300, Reston, VA  20191
(Address of principal executive offices) (Zip Code)

                                (703) 871-2100
(Registrant’s telephone number, including area code)

                                                  n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02           Results of Operations and Financial Condition.

Access National Corporation (the “Company”) (Nasdaq: ANCX) issued a press release (the “Press Release”) announcing its unaudited financial results on October 25, 2017 for the quarter ended September 30, 2017.  A copy of the Press Release detailing the summary results is attached hereto as Exhibit 99.1.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company held its Annual Meeting of Shareholders on October 26, 2017 (the “Annual Meeting”), at which four (4) proposals were submitted to the Company’s shareholders. The proposals are described in detail in the Company’s proxy statement for the 2017 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on September 7, 2017 (the “2017 Proxy Statement”).

At the Annual Meeting, the Company’s shareholders approved the Access National Corporation 2017 Equity Compensation Plan (the “2017 Plan”), which the Company’s Board of Directors (the “Board”) had adopted, subject to shareholder approval, on August 24, 2017, based on the recommendation of the Compensation Committee of the Company’s Board (the “Committee”).  The 2017 Plan is described in detail in the 2017 Proxy Statement. The 2017 Plan, which became effective upon shareholder approval at the Annual Meeting, replaces the Company’s 2009 Stock Option Plan (the “2009 Plan”). Awards previously granted under the 2009 Plan will remain outstanding and valid in accordance with their terms, but no new awards will be granted under the 2009 Plan following the Annual Meeting.

The purpose of the 2017 Plan is to promote the success of the Company and its subsidiaries by providing incentive to certain key employees, non-employee directors, consultants and advisors to associate their personal interests with the long-term financial success of the Company and with growth in shareholder value, consistent with the Company’s risk management practices. The 2017 Plan is designed to provide flexibility to the Company in its ability to attract, retain the services of and motivate key employees, non-employee directors, consultants and advisors upon whose judgment, interest and special effort the successful conduct of the Company’s operations largely depends.

The 2017 Plan authorizes the granting of stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance cash awards. Awards may be granted under the 2017 Plan to key employees, non-employee directors, consultants and advisors to the Company and certain of its subsidiaries, as determined by the Committee, which has been appointed to administer the 2017 Plan.

Subject to the right of the Board to terminate the 2017 Plan at any time, awards may be granted under the 2017 Plan until October 25, 2027, after which date no further awards may be granted under the 2017 Plan. Any awards granted under the 2017 Plan that are outstanding on October 25, 2027 will remain outstanding and valid in accordance with their terms.

Subject to adjustment in the event of certain changes in the Company’s capital structure, the maximum number of shares of the Company’s common stock that may be issued under the 2017 Plan is 1,500,000. Shares of common stock related to awards that terminate, expire or lapse for any reason other than as a result of exercise or settlement and shares of common stock issued pursuant to awards that are forfeited will not count against this maximum.

Under the 2017 Plan, the maximum number of shares with respect to which awards may be granted in any calendar year to a key employee, consultant or advisor is 50,000 shares in the aggregate and the maximum number of shares with respect to which awards may be granted in any calendar year to a non-employee director is 10,000 in the aggregate. The maximum dollar amount of cash awards that may be granted in any calendar year to any participant is $200,000 in the aggregate. No fractional shares will be issued or delivered pursuant to the 2017 Plan or any award under the 2017 Plan.

The Committee has the authority under the 2017 Plan to select participants and to grant awards on terms the Committee considers appropriate. Subject to the terms of the 2017 Plan, the Committee also has the authority, among other things, to construe and interpret the 2017 Plan and the award agreements, to establish, amend or waive rules or regulations for the 2017 Plan’s administration, to accelerate in certain circumstances the exercisability of any award or the termination of any period of restriction and to make all other determinations and take all other actions for the administration of the 2017 Plan. The Committee may delegate its authority under the 2017 Plan to the Company’s Chief Executive Officer or joint authority to the Company’s Chief Financial Officer and Chief Banking Officer to grant awards under the 2017 Plan, except in the case of awards to directors and certain executive officers.

The 2017 Plan is intended to permit the Company to grant awards that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, as well as awards that do not so qualify. The 2017 Plan does not require that awards actually qualify as performance-based compensation under Section 162(m).

All awards under the 2017 Plan, whether vested or unvested, are subject to such recovery or clawback as may be required pursuant to applicable law or regulation, applicable stock exchange listing standard, or the terms of the Company’s recoupment, clawback or similar policy as may be in effect from time to time, which could in certain circumstances require repayment or forfeiture of awards or any shares of common stock or other cash or property received with respect to the awards, including any value received from a disposition of the shares acquired upon payment of the awards.  The Committee may also impose additional clawback provisions on awards granted under the 2017 Plan.

The foregoing description of the 2017 Plan is qualified in its entirety by reference to the full text of the 2017 Plan, which is attached as Exhibit 10.18 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07           Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, four (4) proposals were submitted to the Company’s shareholders, including the proposal to approve the 2017 Plan. The proposals are described in detail in the 2017 Proxy Statement. Below are the final results for each proposal.

Proposal 1
The Company’s shareholders elected four (4) Class I directors to serve until the 2018 Annual Meeting of Shareholders, one (1) Class II director to serve until the 2019 Annual Meeting of Shareholders, and four (4) Class III directors to serve until the 2020 Annual Meeting of Shareholders. The votes regarding these director nominees were as follows:

	For	Withhold	Broker Non-Votes
Class I
Michael G. Anzilotti	14,521,744	417,954	3,905,877
Gary D. LeClair	11,953,962	2,985,736	3,905,877
Janet A. Neuharth	11,919,948	3,019,750	3,905,877
Gary R. Shook	11,080,105	3,859,593	3,905,877

Class II
Childs F. Burden	11,577,775	3,361,923	3,905,877

Class III
John W. Edgemond, IV	13,777,586	1,162,112	3,905,877
Martin S. Friedman	14,543,336	396,362	3,905,877
John C. Lee, IV	11,821,891	3,117,807	3,905,877
Mary Leigh McDaniel	14,544,003	395,695	3,905,877

The following Class I and Class II directors, whose terms expire in 2018 and 2019, respectively, continued in office: Class I – Michael W. Clarke; Class II – J. Randolph Babbitt, Thomas M. Kody and Robert C. Shoemaker.

Proposal 2
The Company’s shareholders approved the Access National Corporation 2017 Equity Compensation Plan.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
14,316,763	283,499	339,436	3,905,877

Proposal 3
The Company’s shareholders approved the advisory proposal regarding the compensation of the Company’s named executive officers as described in the 2017 Proxy Statement.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
12,803,061	1,901,248	235,389	3,905,877

Proposal 4
The Company’s shareholders ratified the selection of BDO USA, LLP to serve as independent public accountants for the fiscal year ending December 31, 2017. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
18,235,597	582,308	27,670	-0-

No other matters were voted on at the meeting.

Item 7.01           Regulation FD Disclosure.

The Company also announced on October 25, 2017 that its Board of Directors declared a cash dividend of $0.15 per share to shareholders of record as of November 9, 2017, for payment on November 24, 2017.  A copy of the press release summarizing the announcement is attached hereto as Exhibit 99.1.

Item 9.01           Financial Statements and Exhibits.

(a)	-	Not applicable.

(b)	-	Not applicable.

(c)	-	Not applicable.

(d)		Exhibits.

		Exhibit Number	Description

		10.18	Access National Corporation 2017 Equity Compensation Plan, effective October 26, 2017.

		99.1	Press Release dated October 25, 2017 announcing unaudited financial results for the quarter ended September 30, 2017 and declaration of quarterly dividend.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS NATIONAL CORPORATION
(Registrant)

Date: October 31, 2017	By:	/s/ Michael W. Clarke
	Name:	Michael W. Clarke
	Title:	President & Chief Executive Officer